Exhibit 99.1

[Letterhead of Sharpton, Brunson & Company, P.A.]

March 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Newcourt Holdings, Inc. (the “Company”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated March 6, 2003. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Sharpton, Brunson & Company, P.A.

SHARPTON, BRUNSON & COMPANY, P.A.

Attachment:

Item 4. Changes in Registrant’s Certifying Accountant.

Newcourt Holdings, Inc. (the “Company”) dismissed its independent accountants, Sharpton, Brunson & Company, P.A. (“Sharpton Brunson”), on March 6, 2003, and the board of directors of the Company engaged Daszkal Bolton LLP (“Daszkal Bolton”) as of March 7, 2003 to replace Sharpton Brunson. Sharpton Brunson’s report on the Company’s financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Sharpton Brunson was recommended and approved by the board of directors of the Company.

During each of the Company’s fiscal years ended December 31, 2001 and 2002 and the interim period through March 6, 2003, there were no disagreements with Sharpton Brunson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sharpton Brunson, would have caused Sharpton Brunson to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such year. The Company has authorized Sharpton Brunson to respond fully to the inquiries, if any, of Daszkal Bolton with regard to any accounting or financial matters relating to the Company.